MRC Global

1Q 2022 Earnings Presentation

May 9, 2022







Rob Saltiel
President & CEO

Kelly Youngblood
Executive Vice President & CFO

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as "will," "expect," "look forward," "guidance," "targeted", "goals", and similar expressions are intended to identify forward-looking statements. Statements about the company's business, including its strategy, its industry, the company's future profitability, the company's guidance on its sales, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted SG&A, gross profit, gross profit percentage, adjusted gross profit, adjusted gross profit percentage, net debt, tax rate, capital expenditures and cash from operations, free cash flow, free cash flow after dividends, growth in the company's various markets and the company's expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company's SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements, including the company's Current Report on Form 8-K dated May 9, 2022.

For a discussion of key risk factors, please see the risk factors disclosed in the company's SEC filings, which are available on the SEC's website at www.sec.gov and on the company's website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company's forward-looking statements. Although forward-looking statements reflect the company's good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Non-GAAP Disclaimer

In this presentation, the company is providing certain non-GAAP financial measures. These are not measures of financial performance calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and should not be considered as alternatives. The following GAAP measures have the following non-GAAP measures presented and derived from the respective GAAP measures:

- **net income (adjusted EBITDA)**
- **net income margin (adjusted EBITDA margin)**
- **gross profit (adjusted gross profit)**
- **gross profit percentage (adjusted gross profit percentage)**
- **net income (adjusted net income)**
- **diluted earnings per share (adjusted diluted EPS)**
- **selling, general and administrative expense (adjusted SG&A)**
- **net cash provided by operations (free cash flow and free cash flow after dividends)**
- **long-term debt, net (net debt)**

They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP. Management believes that these non-GAAP financial measures provide investors a view to measures similar to those used in evaluating our compliance with certain financial covenants under our credit facilities and provide meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. They are not necessarily indicative of future results of operations that may be obtained by the company.

First Quarter 2022 Results – Key Metrics

Revenue Generation

Revenue **$742M**

- **8%** above 4Q21
- **22%** above 1Q21

E-commerce: **42%** of total revenue

> 80 bps increase over 1Q21

Debt Reduction

Long-term debt **$303M**

Net debt **$272M**

Leverage ratio **1.6x**

Best in public company history

Cost Control

SG&A **14.4%** of revenue

Working Capital Efficiency

Net working capital to sales ratio **16.3%**

Profitability

Net income attributable to common stockholders $10 million

Adjusted EBITDA **$48M** (double that of 1Q21) or **6.5%** of revenue

Cash Generation & Liquidity

Cash used in operations **$13M**

Liquidity **$545M**

Gross Margin

Gross profit percentage 18.3%

Adjusted gross profit percentage **20.5%**

1. See reconciliation of non-GAAP measures to GAAP measures in the appendix

First Quarter 2022 Results – Sequential Changes

REGION: Revenue Highlights 1Q22 vs. 4Q21

U.S.: Increased **9%,** due primarily to the DIET sector, which increased $26 million, or 18%, as turnaround activity and biofuels project activity increased. The gas utilities and upstream production sectors were up 7% and 12%, respectively. The midstream pipeline sector was down 4% due to the timing of project deliveries.

Canada: Increased **8%,** across all sectors except gas utilities, which declined due to a large non-recurring order in the fourth quarter. The midstream production sector increased $3 million as customer activity levels increased. The DIET sector increased $2 million due to maintenance work, valve project orders and new market share. The upstream production sector increased $3 million due to an increase in customer capital spending, as the market conditions have improved.

International: Increased **1%** driven by the upstream production sector partially offset by the DIET sector. Upstream production increased as customer activity increased in Norway and UK as a result of higher crude prices and an increase in oil demand post-pandemic. The DIET sector decreased due to the timing of project activity related to pandemic induced delays.

INDUSTRY SECTOR: Revenue Highlights 1Q22 vs. 4Q21

Gas Utilities: Increased **5%** driven by the U.S., due to a general increase in activity and market share gains.

Downstream, Industrial & Energy Transition: Increased **12%** primarily driven by increased refinery turnarounds and biodiesel projects in the U.S.

Upstream Production: Increased **13%** as all segments experienced double-digit growth, led by the U.S. segment. The U.S. upstream production sector increased from new well completions and an increase in general activity levels due to higher customer budgets in the new year.

Midstream Pipeline: Was consistent with the fourth quarter due to an increase in the Canada segment offset by a decline in the U.S. segment. The backlog for midstream pipeline increased **19%**.

Quarterly Financial Performance - GAAP
($ millions, except per share data)

SALES


$609
$686
$742
1Q21
4Q21
1Q22

GROSS PROFIT & % MARGIN


$103
$107
$136
16.9%
15.6%
18.3%
1Q21
4Q21
1Q22

NET INCOME (LOSS) & % MARGIN


$16
(0.5)%
(0.6)%
0.2%
1Q21
4Q21
1Q22
$(3)
$(4)

DILUTED EPS


$0.12
1Q21
4Q21
1Q22
$(0.11)
$(0.12)

Quarterly Financial Performance - Adjusted *($ millions, except per share data)*

SALES


$609
$686
$742
1Q21
4Q21
1Q22

ADJUSTED GROSS PROFIT & % MARGIN[1]


$118
$148
$152
19.4%
21.6%
20.5%
1Q21
4Q21
1Q22

ADJUSTED EBITDA & % MARGIN[1]


$24
$47
$48
3.9%
6.9%
6.5%
1Q21
4Q21
1Q22

ADJUSTED DILUTED EPS[1]


$0.17
$0.17
$(0.07)
1Q21
4Q21
1Q22

1. See reconciliation of non-GAAP measures to GAAP measures in the appendix

Strong Balance Sheet & Financial Flexibility *($ millions)*

TOTAL DEBT


$382
$297
$303
1Q21
4Q21
1Q22

Net Leverage[1]:

1Q21	4Q21	1Q22
2.9x	1.7x	1.6x

CAPITAL STRUCTURE

March 31, 2022	
Cash and Cash Equivalents	**$ 31**
Total Debt (including current portion):	
Term Loan B due 2024 (net of discount & deferred financing costs)	$ 297
Global ABL Facility due 2026	6
Total Debt	$ 303
Preferred stock	355
Common stockholders' equity	339
Total Capitalization	**$ 997**
Liquidity	**$ 545**

CASH FLOW FROM OPERATIONS


$24
$40
$(13)
1Q21
4Q21
1Q22

WORKING CAPITAL TO SALES RATIO[2]


18.5%
15.6%
16.3%
1Q21
4Q21
1Q22

1. Net leverage multiples represent net debt / trailing twelve months adjusted EBITDA. Net debt is total debt less cash.
2. Working capital to sales ratio is defined as working capital, net of cash divided by trailing twelve months sales. Calculated with GAAP figures.

2022 Full Year Financial Outlook

Revenue	Profitability & Cash Flow
• 2022 annual – $3.1 Billion	• Adjusted EBITDA – $200M
By sector	• SG&A – $111M - $113M/quarter. Lower than 2021 on a percentage of revenue basis in the mid-14% range, on average.
• Gas Utilities – up double-digit percentage	• Tax rate – 24 to 26% annual
• DIET – up double-digit percentage	
• Upstream – up double-digit percentage	
• Midstream – up double-digit percentage	
By segment	**Cash Flow**
• U.S. – up double-digit percentage	• Capital expenditures – $10 to $15M
• Canada – up double-digit percentage	• Cash flow from operations – similar or modestly higher than 2021 CFFO
• International – up mid-single digit percentage	
Sequential	
• 2Q22 – up high single digit percentage over 1Q22	

Note: See our Current Report on Form 8-K date May 9, 2022, for a reconciliation of non-GAAP measures to their closest GAAP measures and for a discussion of forward-looking statements and the factors that might impact the various items in the 2022 Outlook.

Concluding Key Points – Positioned for Growth







- Strong first quarter results, favorable business fundamentals and growing backlog support raising 2022 guidance
- Gas Utilities is a strong growth engine due to compelling secular trends.
- DIET fundamentals are improving with increased customer spending and our downstream center of excellence.
- Energy Transition will become a significant driver of growth in the coming years.
- Improving energy fundamentals give us increasing confidence of a multi-year upcycle bolstering our Upstream and Midstream businesses.
- Our balance sheet is in excellent shape due to efficient working capital management, debt reduction and improving market fundamentals.
- 1Q22 backlog up 28% since 4Q21– all sectors and segments up double-digits

APPENDIX

Adjusted Gross Profit Reconciliation

($ millions)	THREE MONTHS ENDED March 31, 2022		December 31, 2021		March 31, 2021	
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Sales	$ 742		$ 686		$ 609	
Gross profit	$ 136	18.3%	$ 107	15.6%	$ 103	16.9%
Depreciation and amortization	5		5		5	
Amortization of intangibles	5		6		6	
Increase in LIFO reserve	6		30		4	
Adjusted Gross Profit	$ 152	20.5%	$ 148	21.6%	$ 118	19.4%

Note: Adjusted gross profit is a non-GAAP measure. For a discussion of the use of adjusted gross profit, see our Current Report on Form 8-K dated May 9, 2022.

Adjusted SG&A Reconciliation

THREE MONTHS ENDED

($ millions)	March 31, 2022		December 31, 2021		March 31, 2021	
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Sales	$ 742		$ 686		$ 609	
SG&A	$ 107	14.4%	$ 106	15.5%	$ 100	16.4%
Severance and restructuring	-		(1)		-	
Employee separation	-		-		(2)	
Adjusted SG&A	$ 107	14.4%	$ 105	15.3%	$ 102	16.7%

Note: Adjusted SG&A is a non-GAAP measure. For a discussion of the use of adjusted SG&A, see our Current Report on Form 8-K dated May 9, 2022.

Adjusted EBITDA Reconciliation

($ millions)	THREE MONTHS ENDED					
	March 31, 2022		December 31, 2021		March 31, 2021	
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Sales	$ 742		$ 686		$ 609	
Net income (loss)	$ 16	2.2%	$ (4)	(0.6)%	$ (3)	(0.5%)
Income tax expense	7		1		-	
Interest expense	6		5		6	
Depreciation and amortization	5		5		5	
Amortization of intangibles	5		6		6	
Increase (decrease) in LIFO reserve	6		30		4	
Equity-based compensation expense	3		2		5	
Employee separation	-		-		1	
Facility closures	-		1		-	
Severance & restructuring charges	-		1		-	
Adjusted EBITDA	$ 48	6.5%	$ 47	6.9%	$ 24	3.9%

Note: Adjusted EBITDA is a non-GAAP measure. For a discussion of the use of adjusted EBITDA, see our Current Report on Form 8-K dated May 9, 2022.

Adjusted Net Income (Loss) Attributable to Common Stockholders Reconciliation

	THREE MONTHS ENDED					
	March 31, 2022		December 31, 2021		March 31, 2021	
($ millions)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) attributable to common stockholders	**$ 10**	**$ 0.12**	**$ (10)**	**$ (0.12)**	**$ (9)**	**$ (0.11)**
Facility closures, net of tax	-	-	1	0.01	-	-
Severance and restructuring, net of tax	-	-	1	0.01	-	-
Increase in LIFO reserve, net of tax	5	0.05	22	0.27	3	0.04
Adjusted net income (loss) attributable to common stockholders	**$ 15**	**$ 0.17**	**$ 14**	**$ 0.17**	**$ (6)**	**$ (0.07)**

Note: Adjusted net income is a non-GAAP measure. For a discussion of the use of adjusted net income, see our Current Report on Form 8-K dated May 9, 2022.

Net Debt & Leverage Ratio Calculation

($ millions)	March 31, 2022	December 31, 2021	March 31, 2021
Long-term debt, net	**$ 300**	**$ 295**	**$ 277**
Plus: current portion of long-term debt	3	2	105
Long-term debt	**$ 303**	**297**	**382**
Less: cash	31	48	132
Net debt	**$ 272**	**$ 249**	**$ 250**

Net debt	$ 272	$ 249	$ 250
Trailing twelve months adjusted EBITDA	170	146	87
Leverage ratio	**1.6**	**1.7**	**2.9**

Note: Net debt and leverage ratio may be non-GAAP measures. For a discussion of the use of net debt, see our Current Report on Form 8-K dated May 9, 2022.